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Shareholder Meeting Results (Unaudited)

SPDR? Index Shares Funds

A special meeting of shareholders of SPDR Index Shares Funds was held on March 19,
2010, with adjournments and continuations, for certain proposals and SPDR Funds, on
April 26, 2010, May 20, 2010, June 18, 2010, .  The percentages shown below represent
the percent of voting shares present at the meeting that voted for the proposal.
  The
proposals acted upon by shareholders and the results of the shareholder vote were as
follows:

Proposal 1

To elect a Board of Trustees of the Trust.  Shareholders of SPDR Index
 Shares Funds
approved Proposal 1 at the March 19, 2010 meeting of shareholders.

Proposal 2

To approve an investment sub-advisory agreement between SSgA Funds Management, Inc. and Nuveen Asset Management. This proposal was not applicable to any series of
SPDR Index Shares Funds.

Proposal 3

To approve a "manager of managers" structure for all SPDR Funds.
  Shareholders of all
SPDR Funds did not approve this proposal.

Proposal 4

To update and standardize the SPDR Funds' fundamental policies regarding:

a.	Purchasing and selling real estate;
b.	Issuing senior securities and borrowing money;
c.	Making loans;
d.	Purchasing and selling commodities;
e.	Concentrating investments in a particular industry or group of industries;
f.	Underwriting activities; and
g.	Eliminating outdated fundamental investment policies not required by law.

It is anticipated that the foregoing policy changes will be implemented before the end of
2010.

Voting results for all SPDR Funds were included in the semi-annual report dated March
31, 2010, except SPDR EURO STOXX 50 ETF, SPDR S&P China ETF and SPDR
 S&P BRIC 40
ETF. Shareholders approved this proposal for SPDR EURO STOXX 50 ETF, SPDR S&P China ETF and SPDR S&P BRIC 40 ETF at shareholder meetings held on June 18,
 2010,
July 15, 2010 and September 8, 2010.  The voting results for these three SPDR
 Funds
appear below.




      Fund
Votes For
Votes Abstain
Votes Against
Broker Non-Votes
Percentage
For
SPDR S&P China ETF











 4a
3,550,720.952
158,069.116
99,551.738
1,432,122.723
67.756%
 4b
3,534,560.716
163,045.713
110,735.377
1,432,122.723
67.448%
 4c
3,534,881.362
161,014.713
112,445.731
1,432,122.723
67.454%
 4d
3,536,851.124
158,445.036
113,045.646
1,432,122.723
67.492%
 4e
3,549,878.525
158,151.402
100,311.879
1,432,122.723
67.740%
 4f
3,533,578.601
164,874.843
109,888.362
1,432,122.723
67.429%
 4g
3,545,859.855
158,180.638
104,301.313
1,432,122.723
67.664%






SPDR  S&P BRIC 40 ETF





 4a
7,022,370.383
938,638.197
223,128.942
2,236,591.374
67.389%
 4b
7,002,891.037
944,392.495
236,853.990
2,236,591.374
67.202%
 4c
6,987,443.479
945,482.821
251,211.222
2,236,591.374
67.054%
 4d
7,012,307.316
949,138.832
222,691.374
2,236,591.374
67.292%
 4e
7,021,259.478
942,873.146
220,004.898
2,236,591.374
67.378%
 4f
6,995,635.536
953,338.054
235,164.182
2,236,591.124
67.132%
 4g
7,012,300.277
947,014.639
224,822.606
2,236,591.374
67.292%






SPDR DJ EURO STOXX 50 ETF





 4a
2,039,376.212
37,349.819
58,379.352
867,499.953
67.921%
 4b
2,034,075.909
37,694.099
63,335.375
867,499.953
67.744%
 4c
2,035,310.909
37,237.099
62,557.375
867,499.953
67.785%
 4d
2,030,524.376
37,160.849
67,420.408
867,499.703
67.626%
 4e
2,036,817.932
37,340.099
60,947.352
867,499.953
67.836%
 4f
2,034,003.929
39,519.099
61,582.355
867,499.953
67.742%
 4g
2,026,223.809
39,063.099
69,818.475
867,499.953
67.483%